Exhibit 21.1

Laureate Education, Inc.

List of Subsidiaries as of February 15, 2019

Company	Jurisdiction of Organization	D/B/A
Blue Mountains International Hotel Management School Pty Limited	Australia
BM Hospitality Holdings Pty Ltd.	Australia
GNUCO Pty Ltd.	Australia
Laureate Education Services Australia Pty. Ltd.	Australia
LEI Australia Education, Pty. Ltd.	Australia
LEI Australia Holdings Pty Ltd.	Australia
LEI Higher Education Holdings Pty Ltd.	Australia
LESA Education Services Holding Pty Ltd.	Australia
Monash South Africa Ltd.	Australia
Think: Colleges Pty Ltd.	Australia

APM College of Business and Communication, Australasian College of Natural Therapies, Billy Blue College of Design, Jansen Newman Institute, Southern School of Natural Therapies, William Blue College of Hospitality Management, Australian National College of Beauty, CATC Design School

Think: Education Group Pty Ltd.	Australia
Think: Education Services Pty Ltd.	Australia
Torrens University Australia Limited	Australia
AUBH Management SPC	Bahrain
Educacao Interativa do Brasil, Ltda.	Brazil
FACS Serviços Educacionais Ltda.	Brazil	Universidade Salvador
Faculdades Metropolitanas Unidas Educacionais Ltda.	Brazil	Centro Universitario das Faculdades Metropolitanas Unidas (“FMU”)
FADERGS—Faculdade de Desenvolvimento do Rio Grande do Sul Ltda.	Brazil
Fundaçao Encontro das Aguas	Brazil	Centro Universitario do Norte
Instituto Brasileiro de Medicina de Reabilitação, Ltda.	Brazil	Centro Universitario IBMR
ISCP—Sociedade Educacional Ltda.	Brazil	Universidade Anhembi Morumbi
Rede Internacional de Universidades Laureate Ltda.	Brazil
Sociedade Capibaribe de Educação e Cultura Ltda.	Brazil	Faculdade dos Guararapes
Sociedade de Desenvolvimento Cultural do Amazonas Ltda.	Brazil	Centro Universitario do Norte—UniNorte
Sociedade de Educação Ritter dos Reis Ltda.	Brazil	Centro Universitario Ritter dos Reis—Uniritter
Sociedade de Ensino Superior da Bahia	Brazil
Sociedade Educacional Luiz Tarquinio	Brazil
Sociedade Paraibana de Educação e Cultura Ltda.	Brazil	Faculdade Internacional da Paraiba
Sociedade Potiguar de Educação e Cultura Ltda.	Brazil	Universidade Potiguar
LEI Combination Holdings Limited	Cayman Islands
LE University Holding Company Limited	Cayman Islands
CAMPVS Mater, SpA	Chile
Center for Executive Education IEDE SpA	Chile
Centro de Formación Técnica Instituto AIEP Regional SpA	Chile
Centro de Formación Técnica Instituto AIEP SpA	Chile

Centro de Innovación y Emprendimiento UVV Limitada	Chile
Corporación Universidad Nacional Andrés Bello	Chile	Universidad Andrés Bello
Fleet Street Development Company SpA	Chile
IEDE Chile Institute for Executive Development SpA	Chile
Inmobiliaria e Inversiones San Genaro Dos SpA	Chile
Inmobiliaria e Inversiones San Genaro SpA	Chile
Inmobiliaria Educacional SpA	Chile
Instituto Nacional de Computación y Administración de Empresas INDAE Limitada	Chile
Instituto Profesional AIEP SpA	Chile
Instituto Profesional Escuela Moderna de Musica SpA	Chile
Laureate Chile II SpA	Chile
Laureate Desarrollos Educacionales SpA	Chile
Servicios Andinos SpA	Chile
Servicios Profesionales Andrés Bello SpA	Chile
Sociedad Educacional Campvs SpA	Chile
Universidad de Las Américas	Chile
Universidad de Viña del Mar	Chile	Universidad Viña del Mar
Beijing INTI Management College	China
Blue Mountains Hotel Management Consulting (Shanghai) Co. Ltd.	China	Blue Mountains International Hotel Management School
DeZen Education Training (China) Co., Ltd.	China
Laureate Investment Consulting (Shanghai) Co., Ltd.	China
Laureate Holding Costa Rica S.R.L.	Costa Rica
Lusitania S.R.L.	Costa Rica	Universidad Latina de Costa Rica
Universidad Americana UAM S.R.L.	Costa Rica
Universidad U Latina S.R.L.	Costa Rica	Universidad Latina de Costa Rica
Servicios Profesionales Ad Portas Cia. Ltda.	Ecuador
Fleet Street Development Company Honduras, S. de R.L. de C.V.	Honduras
Fundación Para el Desarollo de la Educación y Fomento de la Iniciativa Empresarial	Honduras
Laureate Honduras, S. de R.L. de C.V.	Honduras
Universidad Tecnológica Centroamericana	Honduras	Universidad Tecnológica Centroamericana; Centro Universitario Tecnológico
INTI College Hong Kong Ltd.	Hong Kong
INTI Education (International) Ltd.	Hong Kong
Jia Yue Investment Limited	Hong Kong
Laureate Education Asia Limited	Hong Kong
LEI China Limited	Hong Kong
LEI Holdings, Limited	Hong Kong
Merit International (HK) Limited	Hong Kong
Academe Education Private Limited	India
Collegiate Educational Services Private Limited	India
Creative Arts Education Society	India	Pearl Academy of Fashion; Pearl Academy of Fashion Management
Data Ram Sons Private Limited	India
Energy Education	India
Hydrocarbons Education & Research Society	India
India Centric Education Hub Private Limited	India
Laureate Education India Private Limited	India
M-Power Energy India Private Limited	India

NuovoEtude Intellect Advisory Services Private Limited	India
Pearl Retail Solutions Private Limited	India	Indian Retail School
Sagacity Education Solutions Private Limited	India
Scholastic Knowledge Private Limited	India
South Asia International Institute Charitable Society	India
Sylvan Learning India Private Limited	India
University of Petroleum and Energy Studies	India
LEI Japan Holdings K.K.	Japan
Fleet Street Investments Sarl	Luxembourg
Erti Utama Sdn Bhd.	Malaysia
Exeter Street Holdings Sdn. Bhd.	Malaysia
INTI Asset Management Sdn Bhd.	Malaysia
INTI Assets Holdings Sdn Bhd.	Malaysia
INTI Education Holdings Sdn Bhd.	Malaysia
INTI Education Sdn Bhd.	Malaysia
INTI Higher Learning Centre Sdn Bhd.	Malaysia
INTI IABS Sdn. Bhd.	Malaysia	INTI College Sarawak
INTI Instruments (M) Sdn Bhd.	Malaysia	INTI International College Subang
INTI International College Kuala Lumpur Sdn Bhd.	Malaysia	INTI International College Kuala Lumpur
INTI International College Penang Sdn Bhd.	Malaysia	INTI International College Penang
INTI International Education Sdn Bhd.	Malaysia	INTI International University
INTI Kinabalu Sdn Bhd.	Malaysia	INTI College Sabah
INTI Management Services Sdn Bhd.	Malaysia
INTI Universal Holdings Sdn. Bhd.	Malaysia
LEI Management Asia, Sdn Bhd.	Malaysia
MIM-IMS Education Sdn Bhd.	Malaysia	MIM-INTI Management Institute
PJ College of Art & Design Sdn Bhd.	Malaysia
Colegio Americano de Veracruz, S.C.	Mexico	Universidad del Valle de Mexico
Colegio Villa Rica Coatzacoalcos, S.C.	Mexico	Universidad del Valle de Mexico
Colegio Villa Rica, S.C.	Mexico	Universidad del Valle de Mexico
Corparación Educativa de Celaya, S.C.	Mexico
Fundacion UVM S.C. (fka Fundación Laureate S.C).	Mexico
Estrater, S.A. de C.V. SOFOM ENR	Mexico
Grupo Educativo UVM, S.C.	Mexico	Universidad del Valle de Mexico
Institute for Executive Development Mexico S.A. de C.V.	Mexico
Laureate Education Mexico, S. de R.L. de C.V.	Mexico
LE Proteccion Contigo Agente de Seguros, SA de CV	Mexico
Planeacion de Sistemas, S.A.P.I. de C.V.	Mexico
Servicios Regionales Universitarios LE, S.C.	Mexico
Universidad Autónoma de Veracruz, S.C.	Mexico	Universidad del Valle de Mexico
Universidad del Valle de Mexico del Noreste, S.C.	Mexico	Universidad del Valle de Mexico
Universidad del Valle de México, S.C.	Mexico	Universidad del Valle de Mexico
Universidad Tecnológica de Mexico, S.C.	Mexico	Universidad Tecnológica de México; Universidad del Valle de Mexico
UVM Educación, S.C.	Mexico	Universidad del Valle de Mexico
UVM Formación, S.C.	Mexico	Universidad del Valle de Mexico
Administradora CA Universitaria, S.C.	Mexico
CH Holding Netherlands B.V.	Netherlands
Education Trademark B.V.	Netherlands

Fleet Street International Universities C.V.	Netherlands
Laureate I B.V.	Netherlands
Laureate Coöperatie U.A.	Netherlands
Education Turkey B.V. (fka Laureate Education—Turkey B.V).	Netherlands
Laureate International B.V.	Netherlands
Laureate Middle East Holdings B.V.	Netherlands
Laureate Online Education B.V.	Netherlands	University of Liverpool; University of Roehampton
Education Honduras B.V. (fka Laureate Real Estate Holdings B.V).	Netherlands
Laureate Trademark Holding B.V.	Netherlands
Laureate-University of Liverpool Ventures B.V.	Netherlands
LEI AMEA Investments B.V.	Netherlands
LEI Bahrain Investments B.V.	Netherlands
LEI European Investments, B.V.	Netherlands
LEI Global Holding B.V.	Netherlands
Online Higher Education B.V.	Netherlands
Fundaempresa B.V.	Netherlands
LEI New Zealand	New Zealand
Media Design School	New Zealand
Visam Properties Limited	New Zealand
Castro Harrigan Asociados Panamá, S. de R.L.	Panama
Desarrollos Urbanos Educativas, S. de R.L.	Panama
Laureate Panamá S. de R.L.	Panama
Ulatec, S. de R.L.	Panama
Universidad Interamericana de Panamá, S. de. R.L.	Panama
Cibertec Perú S.A.C.	Peru	CIBERTEC; Instituto Technologico del Norte
Inversiones Educacionales Perú S.R.L.	Peru
Laureate Education Perú S.R.L.	Peru
Metramark S.A.C.	Peru
Universidad Peruana de Ciencias Aplicadas S.A.C.	Peru
Universidad Privada del Norte S.A.C.	Peru
Instituto de Educación Superior Tecnológico Privado Red Avansys S.A.C.	Peru
OIE Support spółka z ograniczoną odpowiedzialnością w organizacji	Poland
Associação de Estudos e de Investigação	Portugal	Cientifica do Isla Lisboa
Ensilis—Educação e Formacão, Ltda.	Portugal	Universidade Europeia
Europeia ID—Associação para a Investigação em Design, Marketing e Comunicação	Portugal
Laureate Vocational Saudi Limited	Saudi Arabia
Laureate Middle East Saudi Arabia Limited	Saudi Arabia
LEI Singapore Holdings Pte. Ltd.	Singapore
Laureate South Africa Pty. Ltd.	South Africa
Fundacion General de la Universidad Europea de Madrid	Spain
ICE Inversiones Brazil, S.L.	Spain
Iniciativa Educativa UEA, SLU.	Spain
Iniciativas Culturales de España SL	Spain
Iniciativas Educativas de Mallorca, SLU.	Spain
Universidad Europea de Canarias S.L.U.	Spain
Universidad Europea de Madrid, S.L.U.	Spain	Universidad Europea de Madrid; IEDE Business School; Collaboration with Real Madrid International School

Universidad Europea de Valencia S.L.U.	Spain	Universidad Europea de Valencia; Escuela de Negocios Estema; Centro Superior de Edificacion, Arquitectura e Ingenieria (PROY3CTA)
St. Theresa INTI Development Co. Limited	Thailand
Bilgi Egitim Ve Kultur Vakfi	Turkey
Bilgili Halkla İlişkiler ve İletişim Limited Şirketi	Turkey
Bilgi Iletişim Grubu Yayincilik Müzik Yapim Ve Haber Ajansi Ltd. Şti	Turkey
Bilgili Temizlik ve Tadilat Hizmetleri Limited Şirketi	Turkey
Bilgili Yapımcılık Ticaret Limited Şirketi	Turkey
Istanbul Bilgi University	Turkey
Media Com Halkla Ilişkiler Ve Iletişim Limited Şirketi	Turkey
Öztan Temizlik Ve Tadilat Hizmetleri Ticaret Ltd. Şti	Turkey
Ulet Uluslararasi Danişmanlik Eğitim Teknolojileri Sanayi ve Ticaret Limited Şirketi Ortaklar Kurulu Karari	Turkey
Laureate-Obeikan, Ltd.	United Arabs Emirates
Canter and Associates, LLC	Delaware, USA
Educational Satellite Services, Inc.	Delaware, USA
Exeter Street Holdings LLC	Maryland, USA
Fleet Street Aviation, LLC	Washington, USA
Fleet Street International University Holdings, LLC	Maryland, USA
FSIUH Holding LLC	Maryland, USA
Kendall College LLC	Illinois, USA
LEI Administration, LLC	Maryland, USA
National Hispanic University, LLC	California, USA
NewSchool of Architecture and Design, LLC	California, USA
Post-Secondary Education Acquisition Corporation	Delaware, USA
The Canter Group of Companies, LLC	California, USA
Walden e-Learning, LLC	Delaware, USA
Walden University, LLC	Florida, USA
Wall Street International Holdings-US I, Inc.	Maryland, USA